Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

K. Wendy Kumar

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

(212) 951-8561

(Name, address and telephone number of agent for service)

APOLLO GLOBAL MANAGEMENT, INC.

(Issuer with respect to the Securities)

Delaware	20-8880053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 3rd of May, 2013.

By:	/s/ K. Wendy Kumar
Name:	K. Wendy Kumar
Title:	Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these
presents at the Treasury Department, in the
City of Washington and District of
Columbia, this September 9, 2010.

Acting Comptroller of the Currency

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Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these
presents at the Treasury Department, in the
City of Washington and District of
Columbia, this September 9, 2010.

Acting Comptroller of the Currency

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 3, 2013

By:	/s/ K. Wendy Kumar
Name:	K. Wendy Kumar
Title:	Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616

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